UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 31, 2005

                              1MAGE SOFTWARE, INC.
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             (Exact name of registrant as specified in its charter)

          COLORADO                       0-12535                84-0866294
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(State or other jurisdiction           (Commission          (I.R.S. Employer
     of incorporation)                File Number)        Identification Number)


6025 S. Quebec Street, Suite 300        Englewood, Colorado       80111
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (303) 694-9180
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

      As reported in its Form 12b-25 filed April 1, 2005, on March 31, 2005, 1mage Software, Inc. (the "Company") entered in an Amendment to its Revolving Credit Agreement with DEMALE, LLC, the private lender controlled by affiliates of the Company, to increase the line of credit by $200,000 and to extend the loan repayment date to June 30, 2007. As additional consideration for this increase and extension, the Company agreed to change the price for DEMALE, LLC's conversion right for the principal amount of, and unpaid interest on, the line of credit from a conversion price equal to 80% of the fair market value on the date that DEMALE's written notice of such conversion to the Company's Common Stock is received by the Company, to $0.14 per share or 80% of the fair market value on the date of the written notice, whichever is lower at the time of conversion. As a result of the increase in the amount owed to DEMALE under the line of credit to $500,000 and the fixing of the maximum conversion price at $0.14 per share, DEMALE is now the beneficial owner of at least 3,571,429 shares, or 52.0% of the outstanding shares as calculated under Rule 13d-3(a). A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

      See Item 1.01 which is incorporated by reference herein. The line of credit is convertible through June 30, 2007. The offer and sale of the line of credit, and the underlying shares of the Common Stock which may be issued pursuant to the line of credit were exempt from registration under the Securities Act of 1933 (the "Act") as a private offering to an "accredited investor" under Section 4(2) and 4(6) of the Act and Rules 505 and 506 of Regulation D promulgated thereunder.

Item 5.01. Change in Control of Registrant

      See Item 1.01 which is incorporated by reference herein. DEMALE, LLC is now the beneficial owner of at least 3,571,429 shares, or 52.0 % of the outstanding shares pursuant to its right to convert the principal of its line of credit with the Company and, if the interest accrued as of March 31, 2005 of $23,608 were converted prior to payment as well, that would increase to 3,740,057 shares, or 53%. Accordingly, DEMALE, LLC may now be deemed to control the Company. DEMALE is a Colorado limited liability company whose members include David R. DeYoung, the Company's President, Chief Executive Officer and a Director, John G. Mazza and Spencer D. Lehman, Directot 6 0 rs of the Company and more than 5% shareholders of the Company, and Gold King Investors LLC, of which Robert Wiegand, Secretary and Director of the Company, is a minority interest holder. The four members each own a one-fourth interest in DEMALE. Individually, without including the shares owned by DEMALE, they own as follows:
Mr. DeYoung, 933,216 shares, or 25.2%, Mr. Mazza, 365,937 shares, or 11.1%, Mr. Lehman 360,638 shares, or 10.9%, and Mr. Wiegand 96,000 shares, or 2.9%. Prior to March 31, 2005, no single entity or related group of entities was deemed to have a controlling interest in the Company.


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

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

      Exhibit No.

        10.1  Amendment to Revolving Credit Loan Agreement dated March 31, 2005.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2005                      1MAGE SOFTWARE, INC.



                                         By: /s/ David R. DeYoung
                                            ------------------------------------
                                                 David R. DeYoung,
                                                 Chief Executive Officer

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